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                                                                      EXHIBIT 23
                         CONSENT OF INDEPENDENT AUDITORS
The  Board  of  Directors
NBT  Bancorp  Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-97995) on Form S-8 of NBT Bancorp Inc. of our report dated June 20, 2003, with respect to the statements of net assets available for plan benefits of the NBT Bancorp Inc. 401(k) and Employee Stock Ownership Plan as of December 31, 2002 and 2001, and the related statements of changes in net assets available for plan benefits for the years then ended, which report appears in the December 31, 2002 annual report on Form 11-K of NBT Bancorp Inc.



KPMG  LLP
Albany,  New  York
June  27,  2003


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